SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by Party other than the Registrant [ ]
Check the appropriate box:
  [   ]  Preliminary Proxy Statement
  [   ]  Confidential, for Use of the Commission Only (as permitted by
         Rule 14-6(e)(2))
  [X  ]  Definitive Proxy Statement
  [   ]  Definitive Additional Materials
  [   ]  Soliciting Material Pursuant to Sec. 240.14a-12

                        BNP Residential Properties, Inc.


Payment of Filing Fee (Check the appropriate box):

  [X  ] No fee required.

  [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1) Title of each class of securities to which transaction applies:
        2) Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):
        4) Proposed maximum aggregate value of transaction:
        5) Total fee paid:

  [   ]  Fee paid previously with preliminary materials

  [   ]  Check box if any part of the fee is offset as provided by Exchange
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         fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

BNP RESIDENTIAL PROPERTIES, INC.
-------------------------------------------------------------------------------
301 South College Street, Suite 3850, Charlotte, NC  28202-6024,
Telephone 704/944-0100


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             to be held May 20, 2004


      The annual meeting of shareholders of BNP Residential Properties, Inc. (the "company"), will be held at the Hilton Charlotte & Towers Hotel, 222 East Third Street, Charlotte, North Carolina, on Thursday, May 20, 2004, at 10:00 a.m., for the following purposes:

1. To elect three directors, one of whom will be the Series B director elected by the holders of our Series B Cumulative Convertible Preferred Stock; and
2. To transact such other business that may properly come before the meeting or any adjournments thereof.

     April 2, 2004, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

      We cannot conduct the proposed business at the annual meeting unless the holders of a majority of the votes entitled to be cast are present in person or by proxy. Therefore, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                  By Order of the Board of Directors,


                                  PHILIP S. PAYNE

                                  Chairman, Treasurer and
                                  Chief Financial Officer

April 15, 2004


-------------------------------------------------------------------------------
                                    IMPORTANT
      Shareholders can help the company avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly returning the enclosed proxy. Please mark, date, sign and return the enclosed proxy in order that the necessary quorum may be represented at the meeting. The enclosed envelope requires no postage if mailed in the United States.
-------------------------------------------------------------------------------

BNP RESIDENTIAL PROPERTIES, INC.
-------------------------------------------------------------------------------
301 South College Street, Suite 3850, Charlotte, NC  28202-6024,
Telephone 704/944-0100

               PROXY STATEMENT FOR annual MEETING OF SHAREHOLDERS
                             to be held May 20, 2004

April 15, 2004

      The Board of Directors of BNP Residential Properties, Inc. solicits the enclosed proxy for use at the annual meeting of shareholders to be held on Thursday, May 20, 2004. We expect to mail the proxy, proxy statement and notice of meeting to shareholders on April 16, 2004.

      Holders of record of shares of BNP Residential Properties, Inc. common stock and Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock") as of the close of business on April 2, 2004, the record date, are entitled to receive notice of the meeting. The holders of common stock will be entitled to vote on the election of the directors, except for the Series B director, and on all other matters that come before the meeting. The holders of Series B Preferred Stock will be entitled to vote on the election of the Series B director only. A shareholder of record on the record date is entitled to one vote for each share held.

      The holders of a majority of the outstanding shares of common stock and Series B Preferred Stock entitled to vote at the meeting will constitute a quorum. At the close of business on April 2, 2004, there were 7,098,698 shares of common stock issued and outstanding, and 909,090 shares of Series B Preferred Stock issued and outstanding.

      You may revoke your proxy at any time before it is exercised by filing with the company a written notice of your revocation, by delivering a duly executed proxy bearing a later date or by voting in person at the meeting. If you attend the meeting, you may withdraw your proxy at the meeting and vote your shares in person. Executing your proxy will not, in any way, affect your right to attend the meeting, revoke your proxy and vote in person.

      Every proxy returned in time to be voted at the meeting will be voted. If a specification is made with respect to any proposal, the proxy will be voted accordingly. If the proxy is executed but no instruction is given, the votes will be cast "FOR" the nominees for directors and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof, unless otherwise indicated.

      With respect to Proposal One, Election of Directors, the two nominees receiving the highest number of votes from the holders of common shares will be elected, and the nominee receiving the highest number of votes from the outstanding shares of Series B Preferred stock will be elected. Abstentions on Proposal One, Election of Directors, will not affect the election of the candidates receiving the most votes. No appraisal or dissenters' rights are available with respect to any matters to be voted upon at the meeting.

      The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter is lawfully brought before the meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy, unless a contrary intent is specified by you.

      Your vote is important. If you cannot attend the meeting, please take time to complete the enclosed proxy card and return it in the envelope provided.

                                     By Order of the Board of Directors,

                                     PHILIP S. PAYNE

                                     Chairman, Treasurer and
                                     Chief Financial Officer

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

      Our Board of Directors consists of seven directors. Our bylaws provide that directors' terms of office expire on a staggered basis. Terms of office for Philip S. Payne and Stephen R. Blank expire at the 2004 annual meeting of shareholders. Messrs. Payne and Blank are nominees for election to the Board of Directors to serve for a period of three years, until the 2007 annual meeting, or until each director's successor is elected and qualified.

      Under our Articles of Incorporation, the holders of a majority of the Series B Preferred Stock are entitled to nominate and elect one director (the "Series B director") to serve until the next annual meeting, or until his successor is elected and qualified. Peter J. Weidhorn has been nominated for election as the Series B director.

      The current directors hold office for the terms described below or until their successors are elected and qualified. We have set forth below a listing and brief biography of each of the current directors, including those persons nominated for election to the Board of Directors:

           Name                 Age                        Position                        Director Since
---------------------------- ---------- ------------------------------------------------ -------------------
Directors serving until the 2004 annual meeting and current nominees:
Philip S. Payne                  52     Chairman, Treasurer and                          December 1997
                                        Chief Financial Officer
Stephen R. Blank                 58     Director                                         May 1999
Peter J. Weidhorn                57     Series B Director                                December 2001

Directors serving until the 2005 annual meeting:
D. Scott Wilkerson               46     Director, President and                          December 1997
                                        Chief Executive Officer
Paul G. Chrysson                 49     Director                                         December 1997

Directors serving until the 2006 annual meeting:
B. Mayo Boddie                   74     Director,  Chairman Emeritus                     April 1987
W. Michael Gilley                48     Director                                         December 1997

Philip S. Payne - Chairman of the Board of Directors, Treasurer and Chief Financial Officer. Mr. Payne joined BT Venture Corporation, which was subsequently purchased by the company, in 1990 as Vice President of Capital Markets Activities and became Executive Vice President and Chief Financial Officer in January 1993. He was named Treasurer in April 1995 and a Director in December 1997. In January 2004, Mr. Payne was named Chairman of the Board of Directors and continues in his role as Chief Financial Officer. From 1987 to 1990, he was a principal in Payne Knowles Investment Group, a financial planning firm. From 1983 to 1987, he was a registered representative with Legg Mason Wood Walker. From 1978 to 1983, Mr. Payne practiced law, and he currently maintains his license to practice law in Virginia. He received a BS degree from the College of William and

Mary in 1973 and a JD degree in 1978 from the same institution. He is a member of the board of directors of the National Multi Housing Council and is a member of the Urban Land Institute (Multi Family Council - Gold). In addition, he serves on the board of directors of Ashford Hospitality Trust, a REIT focused on the hospitality industry.

D. Scott Wilkerson - Director, President and Chief Executive Officer. Mr. Wilkerson joined BT Venture Corporation, which was subsequently purchased by the company, in 1987 and served in various officer-level positions, including Vice President of Administration and Finance and Vice President for Acquisitions and Development before becoming President in January 1994. He was named Chief Executive Officer in April 1995 and a Director in December 1997. From 1980 to 1986, Mr. Wilkerson was with Arthur Andersen LLP in Charlotte, North Carolina, serving as tax manager from 1985 to 1986. His specialization was in the representation of real estate investors, developers and management companies. Mr. Wilkerson received a BS degree in accounting from the University of North Carolina at Charlotte in 1980. He is a certified public accountant and licensed real estate broker. He serves on the boards of directors of the National Multi Housing Council, the National Apartment Association and the Apartment Association of North Carolina, and is a past president of the Charlotte Apartment Association. Mr. Wilkerson is president elect of the Apartment Association of North Carolina. He is also active in various professional, civic and charitable activities.

Stephen R. Blank - Director. Mr. Blank is a Senior Fellow, Finance, with the Urban Land Institute. From 1993 to 1998, he was the Managing Director for Real Estate Investment Banking with CIBC Oppenheimer Corp. He is an independent trustee of Ramco-Gershenson Properties Trust and Atlantic Realty Trust, and serves on the boards of directors of WestCoast Hospitality Corporation and MFA Mortgage Investments, Inc. In addition, he serves as a member of the board of advisors of Paloma, LLC, the principal investor in a private multifamily real estate investment trust. Mr. Blank serves as the chair of the audit committees for both Ramco-Gershenson Properties Trust and MFA Mortgage Investments, Inc. He has over 20 years experience as a senior real estate investment banking officer, advising and evaluating a wide array of real estate companies, including public reporting companies.

B. Mayo Boddie - Director, Chairman Emeritus. Mr. Boddie was one of our founders and a co-founder of Boddie-Noell Enterprises, Inc. ("Enterprises") in 1961. He serves as Chairman of the Board of Directors of Enterprises. In January 2004, Mr. Boddie retired from his position as Chairman of the Board of Directors of the company. He was named Chairman Emeritus in recognition of his long and distinguished service to the company. He served as Chairman of our Board from the company's inception until January 2004, and as Chief Executive Officer from inception until April 1995.

Paul G. Chrysson - Director. Mr. Chrysson is President of C.B. Development Company, Inc., a developer of single-family and multi-family residential properties. Mr. Chrysson is a member of the Board of Advisors of Wachovia Bank (Forsyth County). He is a former director of Triad Bank and United Carolina Bank (North Carolina) and has served on the boards of various charitable organizations. He has been a licensed real estate broker since 1974 and has been actively involved in construction since 1978.

W. Michael Gilley - Director. Mr. Gilley is a private real estate investor and developer of single-family and multi-family residential properties. From January 1995 to January 1997, he was Executive Vice President of Greenbriar Corporation. He also served on their board of directors from September 1994 to September 1996. He has been a licensed real estate broker since 1984.

Peter J. Weidhorn - Series B Director. Mr. Weidhorn is a consultant and private real estate investor in the multi-family housing market. From 1998 to 2000, he was Chairman of the Board, President and Director of WNY Group, Inc., a real estate investment trust that owned and operated 8,000 apartment units throughout New Jersey, Pennsylvania, Delaware and Maryland prior to its sale to the Kushner Companies. From 1981 to 1998, he was President of WNY Management Corp. Mr. Weidhorn serves on the boards of directors of Monmouth Real Estate Investment Corporation and The Community Development Trust, and is immediate past president of the New Jersey Apartment Association. Mr. Weidhorn currently serves as the chair of the audit committee of Monmouth Real Estate Investment Corporation and as a member of the audit committee of The Community Development Trust. He has over 30 years of experience in the management, acquisition, and financing of commercial real estate. Mr. Weidhorn is a certified public accountant (inactive). He is active in various professional, civic and charitable activities.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors of the company recommends the common shareholders vote FOR Philip S. Payne and Stephen R. Blank as directors to hold office for the three-year terms, expiring at the 2007 annual meeting of shareholders, or until their successors are elected and qualified.

      The Board of Directors of the company recommends the holders of Series B Preferred stock vote FOR Peter J. Weidhorn as the Series B director for a one-year term until the next annual meeting, or until his successor is elected and qualified.


                   BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

      The Board of Directors met eight times during the year ended December 31, 2003, including five meetings held by telephone. The independent members of the Board met in executive session during each in-person meeting of the Board.

      The rules of the American Stock Exchange require that at least a majority of the members of the Board must be independent as defined in such rules. With the exception of Philip S. Payne, our Chairman, Treasurer and Chief Financial Officer, and D. Scott Wilkerson, our President and Chief Executive Officer, our Board has affirmatively determined that the remaining members of our Board are independent as required by the rules of the American Stock Exchange and that a majority of the Board is therefore comprised of independent directors.

BOARD COMMITTEES AND MEETINGS

      The Board of Directors has three standing committees - the Audit Committee, the Management Compensation Committee and the Nominating Committee. Each of these committees has a written charter approved by the Board. A copy of each charter may be found on our website at www.bnp-residential.com (select Corporate Information, then Corporate Governance, then Board Committees). In addition, a copy of the charter for the Audit Committee is included in Exhibit A to this proxy statement.

Audit Committee

      The Audit Committee currently consists of Messrs. Blank (Chairman), Gilley and Weidhorn. The committee recommends to the Board of Directors the engagement of the independent public accountants of the company and reviews with the independent public accountants the scope and results of the company's audits and the company's internal accounting controls. During 2003, the Audit Committee held seven meetings, including four meetings held by telephone.

      Our Board of Directors has determined that Messrs. Blank and Weidhorn qualify as "audit committee financial experts" as defined by SEC regulations. All three members are considered "independent" and "financially literate" under the rules of the American Stock Exchange. Messrs. Blank's and Weidhorn's relevant experience is described above in the biographical information for each.

Management Compensation Committee

      The Management Compensation Committee currently consists of Messrs. Chrysson (Chairman), Blank and Weidhorn. All three members are considered "independent" under the rules of the American Stock Exchange. The committee is responsible for ensuring that a proper system of short- and long-term compensation is in place to provide performance-oriented incentives to management. During 2003, the Management Compensation Committee held one meeting.

Nominating Committee

      The Nominating Committee currently consists of Messrs. Weidhorn (Chairman), Blank and Chrysson. All three members are considered "independent" under the rules of the American Stock Exchange. The committee reviews and makes recommendations to the Board of Directors as to changes in size, composition, organization and operational structure of the Board and its committees; makes recommendations to the Board with respect to director nominees and nominees for appointment as members of the respective committees of the Board; and on an annual basis reports to the Board with an assessment of the Board's performance. The Nominating Committee was constituted in November 2003, and the Committee held no meetings during 2003. Prior to this time, the entire Board fulfilled the nominating committee function for the company.

      In identifying potential candidates for nomination as a director, the Nominating Committee may use a variety of resources--recommendations from the Chief Executive Officer, current Board members and contacts in the communities served by the company. The Nominating Committee also has the sole authority to retain and terminate any outside search firm it may deem appropriate. The Nominating Committee has not yet adopted specific criteria or qualifications for being named as a director of the company.

      The Nominating Committee does not currently have a policy for the consideration of director candidates recommended by shareholders. While the Board will continue to evaluate the necessity of such a policy, the Board does not currently feel such a policy is appropriate because shareholders may name nominees for election to the Board in accordance with our by-laws.

COMPENSATION OF DIRECTORS

      During 2003, we paid directors' fees to each director who is not an executive officer of the company. During the year ended December 31, 2003, Messrs. Blank, Boddie, Chrysson, Gilley, and Weidhorn were each paid annual retainers of $10,000 plus fees totaling $3,400 each for participation in board meetings. In addition, Messrs. Blank, Gilley and Weidhorn each received approximately $200 for participation in Audit Committee meetings. Messrs. Wilkerson and Payne did not receive any compensation for their service as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Our Management Compensation Committee consists of Messrs. Blank, Weidhorn and Chrysson. We sold 454,545 shares of preferred stock to an affiliate of Mr. Weidhorn in 2003. The description of this transaction is set forth under "Certain Relationships and Related Transactions - BNP Residential Properties, Inc. and Preferred Investment I, LLC," which is included here by incorporation by reference to that section in this proxy statement. We earned property management fees from affiliates of Mssrs. Chrysson and Gilley in 2003. This relationship is described under "Certain Relationships and Related Transactions
- BNP Residential Properties, Inc. and the Chrysson Parties," which is included here by incorporation by reference to that section in this proxy statement.

COMMUNICATIONS WITH DIRECTORS

      Shareholders who wish to contact any of our directors, either individually or as a group, may do so by writing to them c/o Corporate Secretary, BNP Residential Properties, Inc., 301 S. College Street, Suite 3850, Charlotte, North Carolina 28202. Shareholder letters are screened by company personnel to filter out improper or irrelevant topics, such as solicitations. Correspondence involving an ordinary business matter will be forwarded to the company's management for handling to allow timely response to such matters. All other correspondence will be forwarded to the director to whom it was addressed. If no particular director is named, the communication will be forwarded to the appropriate committee chair depending on the subject matter. Any communication to the Board may be sent to management to enable the company to research and assist in responding to the concern as appropriate.

CODE OF ETHICS

      Our Board of Directors has adopted a Code of Conduct and Business Ethics that is applicable to all directors, officers and employees of the company. You may view our Code of Conduct at our corporate website, www.bnp-residential.com (select Corporate Information, then Corporate Governance, then Code of Conduct). You may obtain a printed copy of this document free of charge by mailing a written request to: Investor Relations, BNP Residential Properties, Inc., 301 South College Street, Suite 3850, Charlotte, NC 28202, or by sending an email request to: investor.relations@bnp-residential.com.


                             EXECUTIVE COMPENSATION

      The following tables provide information regarding the annual and long-term compensation of our chief executive officer, and the other most highly paid executive officers whose total salary and bonus exceeded $100,000 in 2003. We refer to them as the "named executive officers."

                           Summary Compensation Table

                                                                              Annual Compensation
                                                                          -------------------------------
               Name and Principal Position                      Year         Salary          Bonus
----------------------------------------------------------------------------------------------------------
D. Scott Wilkerson, Director, President,                        2003           $225,000        $     0
   Chief Executive Officer                                      2002            200,000         25,000
                                                                2001            200,000              0

Philip S. Payne, Chairman of the Board of Directors,            2003           $225,000        $     0
   Treasurer, Chief Financial Officer                           2002            200,000         25,000
                                                                2001            200,000              0

Eric S. Rohm, Vice President,                                   2003           $140,000        $     -
   General Counsel, Assistant Secretary

Pamela B. Bruno, Vice President,                                2003           $136,250        $18,750
   Chief Accounting Officer, Assistant Secretary                2002            125,000              0
                                                                2001            125,000              0

      No options were granted or exercised during the year ended December 31, 2003. At December 31, 2003, the values of options granted to named executive officers are as follows:

                           2003 Year-End Option Values

                                      Number of Securities
                                     Underlying Unexercised           Value of Unexercised In-the-Money
                                   Options at Fiscal Year End             Options at Fiscal Year End
           Name                    Exercisable/Unexercisable            Exercisable/Unexercisable (1)
------------------------------------------------------------------------------------------------------------
D. Scott Wilkerson                 150,000                   -                  -                    -

Philip S. Payne                    150,000                   -                  -                    -

Pamela B. Bruno                     40,000                   -                  -                    -

(1) Based on the closing price of $10.61 per share of common stock on December 31, 2003.

      We do not have a long-term incentive plan in place.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

      In July 1997, we entered into substantially identical employment agreements with D. Scott Wilkerson (Director, President and Chief Executive Officer) and Philip S. Payne (Chairman, Treasurer and Chief Financial Officer). The term of the agreements is four years, subject to automatic annual renewal for additional one-year periods extending the term to a maximum of ten years. The agreements provide for initial annual base salaries of $139,920, annual discretionary bonuses as determined by the Board of Directors and participation in an incentive compensation plan, along with specified death and disability benefits. The agreements provide for severance payments equal to the then-current base salary for the remaining term of the contract (excluding any unexercised renewal periods) in the event of termination without cause. In the event of a change in control of the company, the agreements provide for payments of three times base salary then in effect and three times average discretionary bonus and annual bonus over the prior three fiscal years. In addition, the agreements provide for a lump-sum cash payment of the benefit the executive would otherwise have received had all stock options and other stock-based compensation been fully vested, been exercised and become due and payable.

      In July 1997, we entered into an employment agreement with Pamela B. Bruno (Vice President, Chief Accounting Officer). The two-year agreement (with automatic annual renewal periods) is substantially identical to the agreements signed by Messrs. Wilkerson and Payne, except that this agreement provides for an initial annual base salary of $90,000 and limits severance payments to no more than the greater of the then-remaining term of the agreement or one year's total compensation.

      In December 2002, we entered into an employment agreement with Eric S. Rohm (Vice President, General Counsel). The two-year agreement (with automatic annual renewal periods) is substantially identical to the agreement signed by Ms. Bruno, except that this agreement provides for an initial annual base salary of $140,000.


                      EQUITY COMPENSATION PLAN INFORMATION

      We have reserved 570,000 shares of the company's common stock for issuance under our employee Stock Option and Incentive Plan. Options have been granted to employees at prices equal to the fair market value of the stock on the dates the options were granted or repriced. Options are generally exercisable in four annual installments beginning one year after the date of grant, and expire ten years after the date of grant.

      The following table provides summary information about securities to be issued under our equity compensation plan. More detailed information is provided in the notes to our financial statements included in our annual report to shareholders.

                              Number of securities to                                Number of securities
                              be issued upon exercise       Weighted average        remaining available for
                              of outstanding options,       exercise price of           future issuance
                                warrants and rights       outstanding options,           under equity
         Plan category                                     warrants and rights        compensation plans
---------------------------- -------------------------- -------------------------- --------------------------
Equity compensation plans
approved by security
holders                           477,500                    $12.12                     92,500

Equity compensation plans
not approved by security
holders                                 -                         -                          -
                             -------------------------- -------------------------- --------------------------

     Total                        477,500                    $12.12                     92,500
                             ========================== ========================== ==========================



                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

      The following table provides certain information regarding beneficial ownership of common stock as of April 2, 2004, by each of the named executive officers, and by all directors and officers as a group. We do not know of any single person or group who is the beneficial owner of more than 5% of the company's common stock.




                                                                  Common Shares
                                                                Beneficially Owned
                      Directors and Officers (1)            Number
                                                                               Percent
----------------------------------------------------- ------------------- -------------------
Philip S. Payne (2)                                         189,570                 2.6%
D. Scott Wilkerson (2)                                      189,570                 2.6%
Stephen R. Blank                                              1,000                    *
B. Mayo Boddie                                              246,776                 3.5%
Paul G. Chrysson (3)                                        269,073                 3.7%
W. Michael Gilley (4)                                       264,452                 3.6%
Peter J. Weidhorn (5)                                         8,200                    *
Eric S. Rohm                                                    -0-                    *
Pamela B. Bruno (6)                                          43,956                    *
Douglas E. Anderson (7)                                      99,771                 1.4%
All directors and executive officers
   as a group (10 persons) (8)                            1,312,368                16.3%
* Less than 1 percent.

(1) Address for each person listed herein is c/o 301 South College Street, Suite 3850, Charlotte NC 28202.
(2) Includes exercisable options for 150,000 shares of common stock.
(3) Includes 269,073 shares issuable (at the company's option) in satisfaction of the right to redeem the same number of units owned by Mr. Chrysson in BNP Residential Properties Limited Partnership, the company's Operating Partnership.
(4) Includes 264,452 shares issuable (at the company's option) in satisfaction of the right to redeem the same number of units owned by Mr. Gilley in BNP Residential Properties Limited Partnership, the company's Operating Partnership.
(5) Does not include 909,090 shares of Series B Cumulative Convertible Preferred stock in BNP Residential Properties, Inc. owned by Preferred Investment I, LLC (of which Mr. Weidhorn is the managing director), that will be convertible into shares of common stock in December 2004.
(6) Includes exercisable options for 40,000 shares of common stock.
(7) Includes exercisable options for 60,000 shares of common stock.
(8) Includes 400,000 shares issuable upon exercise of outstanding options and 533,525 shares issuable (at the company's option) in satisfaction of the right to redeem the same number of units in BNP Residential Properties Limited Partnership, the company's Operating Partnership.

PREFERRED STOCK

      The following table provides certain information regarding beneficial ownership of Series B Cumulative Convertible Preferred stock as of April 2, 2004. These shares have limited voting rights.



                                                                    Series B Preferred Shares
                                                                        Beneficially Owned
                 Name and address of beneficial owner               Number             Percent
------------------------------------------------------------- ------------------- -------------------
Preferred Investment I, LLC                                         909,090              100.0%
   60 Thomas Drive, Manalapan, NJ 07726

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BNP RESIDENTIAL PROPERTIES, INC. AND PREFERRED INVESTMENT I, LLC

      In December 2001, we issued 227,273 shares of Series B Cumulative Convertible Preferred Stock to Preferred Investment I, LLC for net proceeds of approximately $2.3 million. In September 2002, we issued 227,272 shares of this preferred stock for net proceeds of approximately $2.4 million; and in September 2003, we issued 454,545 shares of this preferred stock for net proceeds of approximately $4.9 million.

      In connection with this investment, Peter J. Weidhorn, the managing member of Preferred Investment I, LLC serves on our Board of Directors as the Series B Director.

      The preferred shares have a purchase price and liquidation preference of $11.00 per share. The agreement provides for an initial dividend yield of 10% through December 2009, then 12% for two years, and thereafter the greater of 14% or 900 basis points over the 5-year Treasury rate. Preferred Investment I, LLC will have the right to convert each Series B share into one share of the company's common stock after three years or in certain circumstances, such as a change of control or if the company calls the Series B stock for redemption. We have the right to call the Series B Preferred Stock for redemption at any time at a price determined by a formula set forth in the certificate of designation that sets forth the rights and preferences of the Series B Preferred Stock. The holders of preferred shares are generally not entitled to vote on matters submitted to common shareholders. Dividends on preferred shares are subject to declaration by the Board of Directors. But if we fail to pay dividends on the Series B Preferred stock for two consecutive quarters, the holders of the Series B Preferred stock will be entitled to elect at least one-third of our directors, and certain company actions will require at least a two-thirds majority.

BNP RESIDENTIAL PROPERTIES, INC. AND BODDIE-NOELL ENTERPRISES, INC.

      We lease 40 restaurant properties to Boddie-Noell Enterprises, Inc. ("Enterprises") under a master lease on a triple-net basis.

      B. Mayo Boddie, Chairman Emeritus of our Board of Directors, is Chairman of the Board of Directors and Chief Executive Officer of Enterprises. Mr. Boddie and certain of his family members are the sole owners of Enterprises.

      Douglas E. Anderson has served as Vice President and Secretary of our company since our inception in 1987. He has been with Enterprises since 1977 and is currently a director, executive vice president and secretary of Enterprises. Mr. Anderson is also president of BNE Land and Development Company, the real estate development division of Enterprises.

      The lease agreement with Enterprises has a primary term expiring in December 2007, but grants Enterprises three five-year renewal options. Enterprises pays annual rent equal to the greater of the specified minimum rent or 9.875% of food sales from the restaurants. Under certain conditions as defined in the agreement, both Enterprises and the company have the right to substitute another restaurant property for a property covered by the lease. Assuming renewal of the lease, after December 31, 2007, Enterprises has the right to terminate the lease on up to five restaurant properties per year by offering to purchase them under specified terms.

      In addition, we entered into a separate agreement with Enterprises that, after December 31, 1997, allowed Enterprises to purchase, under specified terms, up to seven restaurant properties deemed non-economic. During 2003 we sold two restaurants to Enterprises under this agreement for their net carrying values, totaling approximately $1.2 million. We previously sold one restaurant in 2001 and four restaurants in previous years to Enterprises under this clause.

      The lease requires Enterprises to pay monthly installments of minimum rent and quarterly payments calculated based on the percentage rent, subject to an annual calculation of the greater of minimum or percentage rent. We received the minimum rent in 2003, 2002 and 2001. We expect annual minimum rent will be approximately $3.8 million in years 2004 through 2007.

BNP RESIDENTIAL PROPERTIES, INC. AND BODDIE INVESTMENT COMPANY

      We provide fee management for three limited partnerships, of which Boddie Investment Company is the general partner, and the apartment communities owned by those partnerships. We recorded fee revenues totaling $407,000 from these limited partnerships in 2003.

      In February 1997, we entered into a participating loan agreement with The Villages of Chapel Hill Limited Partnership, a limited partnership whose general partner is Boddie Investment Company. We advanced The Villages $2.5 million, of which $1.9 million was repaid in February 1999, and $500,000 was repaid in February 2000. We also provided, until July 2001, a guarantee of $1.5 million on a note payable by The Villages to a bank. In July 2001, we modified the participating loan agreement to establish a $950,000 "fixed portion" of our participation. Required payment of the fixed portion is subject to cash flow from The Villages property, as defined in the agreement. During 2003, we earned $59,000 in interest and fees related to this participating loan agreement.

      Mr. Boddie is a shareholder and director of Boddie Investment Company. Mr. Anderson is vice president and secretary of Boddie Investment Company.

BNP RESIDENTIAL PROPERTIES, INC. AND THE CHRYSSON PARTIES

      In previous years, we have acquired eight apartment communities and have issued approximately 1.5 million Operating Partnership common units to members of a group that we refer to as the Chrysson Parties. In addition, we provide fee management of several apartment communities owned by the Chrysson Parties. We recorded fee revenues totaling $144,000 from these communities in 2003.

      Paul G. Chrysson and W. Michael Gilley serve on our Board of Directors.

NOTES RECEIVABLE FROM MANAGEMENT

      In 1996 through 1999, Messrs. Wilkerson and Payne each borrowed $70,000 on an interest-free basis from the company. The loans are secured by shares of the company's common stock and are payable in full six months after termination of employment.


                       APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors of the company, upon the recommendation of the Audit Committee, has reappointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2004. We have procedures in place to ensure that our Audit Committee pre-approves all engagements of Ernst & Young LLP for audit-related, tax and other services. Ernst & Young has served as our independent auditors since October 1996 and is considered by the Audit Committee and management to be well qualified.

      Representatives of Ernst & Young LLP are expected to be available at the annual meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

      Ernst & Young has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the company or any of its subsidiaries in any capacity.

      The following table reflects fees billed by Ernst & Young LLP for services rendered to the company and its subsidiaries in 2003 and 2002. The Audit Committee approved 100% of such fees.

                              Nature of Services                                     2003
                                                                                                     2002
-------------------------------------------------------------------------------- -------------- ---------------
Audit fees -                                                                       $117,000        $112,000
   For audit of our annual financial statements and review of financial statements included in our Forms 10-Q

Audit-related fees -                                                                 22,000          63,000
   For services related to business acquisitions, accounting consultations,
   SEC registration statements, and audit of the company's 401(k) plan

Tax fees -                                                                          108,000          99,000
   For tax compliance, tax advice, and tax planning

All other fees -                                                                          -          39,000
   For an executive compensation review

                                  OTHER MATTERS

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely on a review of the copies of the forms in its possession, and on written representations from certain reporting persons, the company believes that during 2003 all of its executive officers and directors filed the reports required under Section 16(a) on a timely basis, except that B. Mayo Boddie failed to file timely one Form 4 covering one transaction.

Delivery of Proxy Materials

      Only one annual report for 2003 and proxy statement for the 2004 annual meeting is being delivered to multiple shareholders of record who share the same address and last name unless the company received contrary instructions from the affected shareholder. This practice is known as "householding." The company has been notified that certain brokers and banks that hold stock for their customers will also household annual reports and proxy statements. Each shareholder who resides at a householded address will be mailed a separate proxy card. The company will promptly deliver a separate paper copy of the annual report and proxy statement to a shareholder at a shared address to which to single copy of these documents was delivered upon receiving oral or written request from the shareholder. Oral notice should be made to our Investor Relations officer at 704/944-0100; written notice should be sent to BNP Residential Properties, Inc.,
Attn: Investor Relations, 301 S. College Street, Suite 3850, Charlotte, North Carolina 28202. Any shareholders of record sharing an address who now receive multiple copies of the company's annual report and proxy statement and who wish to receive only one copy of these materials per household in the future should likewise contact the company by telephone or mail as instructed above.

PROPOSALS OF SHAREHOLDERS FOR 2005 ANNUAL MEETING

      Any proposals by holders of common shares for inclusion in proxy solicitation material for the next annual meeting must be received at the BNP Residential Properties, Inc. executive offices no later than December 15, 2004. However, if we hold our 2005 annual meeting before April 20 or after June 19, shareholders must submit proposals for inclusion in our 2005 proxy statement within a reasonable time before we begin to print our proxy materials.

      If a common shareholder wishes to present a proposal at the 2005 annual meeting, whether or not the proposal is intended to be included in the 2005 proxy material, our bylaws require that the shareholder give advance written notice to the secretary of the company by February 18, 2005.

      If a shareholder is permitted to present a proposal at the 2005 annual meeting but the proposal was not included in the 2005 proxy material, we believe that our proxy holder would have the discretionary authority expected to be granted by the proxy card (and as permitted under SEC rules) to vote on the proposal if the proposal was received after March 1, 2005, which is 45 calendar days prior to the anniversary of the mailing of this proxy statement.

PROXY SOLICITATION

      We may also solicit proxies by personal interview or telephone. In addition to directors or officers of the company, certain independent solicitation agents may solicit proxies. We have retained Corporate Communications, Inc. and Wachovia Bank, N.A. to assist in identifying and contacting shareholders for soliciting proxies. We expect the cost of these services to be approximately $7,500, exclusive of certain other fees we pay to Wachovia Bank and Corporate Communications, Inc. related to the meeting. BNP Residential Properties, Inc. will bear the costs of this solicitation.


                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the company's financial reporting process on behalf of the Board of Directors. The activities of the Audit Committee are governed by a written charter. The Board of Directors amended its charter for the Audit Committee in May 2003, a copy of which is included as Exhibit A to this proxy statement.

      Management has the primary responsibility for BNP's financial statements and the reporting process, including the systems of internal controls. In fulfilling our oversight responsibilities, we reviewed with management each of the unaudited quarterly financial statements and the audited financial statements included in our Annual Report. As part of each review, we discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. We reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the company's accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, we have discussed with the independent auditors their independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and we considered the compatibility of non-audit services with the auditors' independence.

      We discussed with the company's independent auditors the overall scope and plans for the audit. We met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal controls, and the overall quality of the company's financial reporting. The committee held seven meetings during fiscal 2003.

      We relied on the reviews and discussions referred to above. Based on this reliance, we recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. We recommended, and the Board approved, the selection of Ernst & Young LLP as the company's independent auditors for the fiscal year ending December 31, 2004.

      The Audit Committee consists entirely of non-employee directors who are independent, as defined in Section 121(A) of the American Stock Exchange's listing standards.

                                        Audit Committee

                                                   Stephen R. Blank
                                                   W. Michael Gilley
                                                   Peter J. Weidhorn


                   Management Compensation Committee Report on
                             Executive Compensation

      The Management Compensation Committee is providing this report to assist shareholders in understanding our objectives in establishing the compensation of our executive officers. The Management Compensation Committee is responsible for establishing and administering the company's executive compensation plan.

      We believe that the executive officers' compensation should:

o     Link rewards to business results and shareholder returns;

o Encourage creation of shareholder value and achievement of strategic objectives;

o Maintain an appropriate balance between base salary and short- and long-term incentive opportunity;

o     Attract and retain, on a long-term basis, high-caliber personnel; and

o Provide total compensation opportunity that is competitive with other REITs, taking into account relative company size and performance, as well as individual responsibilities and performances.

     There are three key components to the executive compensation program: base pay, short-term incentives and long-term incentives.

      Base pay for the executive officers is designed to be competitive with that paid by other REITs, considering the size of the company and individual responsibilities and performance. We review base pay for the executive officers annually.

      We base short-term incentives, generally cash payments, on the attainment of certain targeted performance results. These targets include measures such as total shareholder return, operating earnings, funds from operations, cash flow and increasing the size and diversity of our portfolio. Individual awards depend on our assessments of individual performance and the company's success in meeting the specified targets.

      Long-term incentives may include a variety of incentives, including stock options, stock appreciation rights, phantom stock and direct grants of the company's stock. The company has reserved 570,000 shares of common stock for issuance under the Stock Option and Incentive Plan that was adopted in 1994. As of December 31, 2003, options for 477,500 shares of common stock were outstanding.

2003 Compensation of the CEO

      D. Scott Wilkerson became president of the company on October 1, 1994, and was named chief executive officer in April 1995. Mr. Wilkerson's employment contract, effective July 1997, provides for an initial base salary of $139,920, annual discretionary bonuses, and participation in an incentive compensation plan. The Management Compensation Committee determined Mr. Wilkerson's 2003 base salary of $225,000 in the same manner as described above for other executive officers.

                                      Management Compensation Committee

                                                 Paul G. Chrysson
                                                 Stephen R. Blank
                                                 Peter J. Weidhorn

                          STOCK PRICE PERFORMANCE GRAPH

      The following stock price performance graph compares the company's performance to the S&P 500 and the index of equity REITs prepared by the National Association of Real Estate Investment Trusts ("NAREIT") for the last five years. The stock price performance graph assumes an initial investment on December 31, 1998, of $100 in the company and the two indexes, and further assumes the reinvestment of all dividends.

      Equity REITs are defined as those that derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the New York Stock Exchange, American Stock Exchange and NASDAQ National Market System. Stock price performance is not necessarily indicative of future results.

[OBJECT OMITTED]

Data points:
                         12/31/98     12/31/99     12/31/00     12/31/01     12/31/02      12/31/03
                     -------------------------------------------------------------------------------
The Company               $100.00       $89.86       $92.07      $142.87      $156.94       $197.18
NAREIT                     100.00        95.38       120.53       137.32       142.57        195.51
S&P 500                    100.00       121.04       110.02        96.94        75.52         97.18



Exhibit A
                        BNP RESIDENTIAL PROPERTIES, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

ORGANIZATION

         The Board of Directors (the "Board") shall have an Audit Committee comprised of at least three outside Directors who are independent of the management of the Corporation, are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member, and are financially literate. In determining the composition of the Audit Committee, the term "independent" shall have the meaning set forth in the American Stock Exchange Company Guide. Additionally, at least one member should possess accounting or related financial management expertise. No member of the Committee shall be permitted to accept any consulting, advisory or other compensatory fee from the Corporation or any of its Affiliates, other than in such member's capacity as a director. Members of the Committee shall be appointed annually by the Board at its annual meeting or as necessary to fill vacancies in the interim. The Board shall designate one of the Committee members as chairman. The Committee shall hold meetings (in person or by telephone conference) as appropriate, but not less than three times per year.

STATEMENT OF POLICY

         The primary function of the Audit Committee shall be to oversee the financial information provided to shareholders, the corporate accounting and financial reporting practices, the systems of internal financial controls, which management and the Board have established, and the audit process. In performing its duties, the committee will maintain effective working relationships with the Board, management and the external auditors. To effectively perform their role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the company's business, operations and risks.

ROLES AND RESPONSIBILITIES

External Audit

     A. Consider, retain and oversee the firm to be employed as the Corporation's independent auditor.

     B. Oversee the independent auditor's compensation and the terms of its engagement and review the non-audit services performed by the independent auditor to ensure the performing of those services does not impair the independence of the auditors.

     C. Consider, in consultation with the independent auditor, the scope and plan of forthcoming audits and the independent auditor's responsibility under generally accepted auditing standards.

     D. Review and consider, based on the reports of the independent auditor and the internal auditors (if any):
                  (a) the adequacy of the Corporation's internal accounting
                      controls including electronic data processing procedures and controls and related security programs.
                  (b) any related  management  letter  recommendations,
                      and management's  responses to such
                      recommendations made by the independent auditor; and
                  (c) the policies and financial reporting process for
                      retirement and other benefit plans.

Financial Reporting

     A. Review, based on the reports of the independent auditor and management:

         (a) the corporation's interim and annual financial statements and determine whether they are complete and consistent with the information known to committee members;
         (b) the results of each external audit of the Corporation's financial statements, including any certification, report, opinion or review rendered by the independent auditor in connection with those financial statements;
         (c) significant disputes between management and the independent auditor that arose in connection with such audit;
         (d) any significant changes required in the independent auditor's plan;
         (e) other matters related to the conduct of the audit which are communicated to the Audit Committee under generally accepted auditing standards, including those concerning:

                   (i) selection of and changes in significant accounting policies and practices and questions of choice of appropriate policies and practices;
                   (ii) management's formulation of any particularly sensitive accounting estimates and the auditor's conclusion as to their reasonableness;
                   (iii) significant audit adjustments;
                   (iv) consultation by management with other accountants about significant matters; and (v) material difficulties the auditor encountered in dealing with management in performing the audit.

     B. Review significant filings with the SEC containing the Corporation's financial statements, including interim financial statements.

     C. Review policies and reports of reviews with respect to officers' expense accounts.

Internal Audit

     A. Review the need and cost benefit of an Internal Audit function.

Compliance with Code of Conduct

     A. Management should report to the Board that a code of conduct is formalized in writing and that all employees are aware of it.

     B. Evaluate management's implementation and monitoring of the code of conduct and the guidelines for acceptable business practices.

     C. Monitor compliance with the Corporation's policy on business conduct to avoid conflicts of interest and assure ethical business practices and, from time to time, review such policies and make recommendations for changes in them.

     D. Periodically obtain updates from management and the general counsel regarding compliance.

Other Responsibilities

     A. Periodically review the status of any pending litigation, which could have significant impact on the Corporation's financial condition or seriously affect its reputation.

     B. Have authority to inquire into any financial matters in addition to those set forth in the charter with the right and power (at the expense of the Corporation) to employ such persons and organizations to assist it in carrying out its duties as it shall reasonably deem to be necessary.

     C. Perform such other functions as may be assigned to it by law or the Corporation's Charter or Bylaws, or by the Board.

     D Report Committee agenda and actions to the Board with such recommendations, as the Audit Committee may deem appropriate.

     E.  Review the Audit Committee Charter annually to reassess its adequacy.

     F. Prepare for inclusion in the Corporation's proxy statement an annual report of the Audit Committee regarding the prior year's audited financial statements, including whether the Committee has recommended that such audited financial statements be included in the Corporation's Annual Report.

     G. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential submission by employees of concerns regarding questionable accounting or auditing matters.

Revised May, 2003

P R O X Y                BNP RESIDENTIAL PROPERTIES, INC.

         Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be Held on May 20, 2004

The undersigned hereby:
o acknowledges receipt of the Notice of Annual Meeting of Shareholders of BNP Residential Properties, Inc. to be held on May 20, 2004, and the Proxy Statement in connection therewith;
o appoints D. Scott Wilkerson and Philip S. Payne (the "Proxies"), or either of them, each with the power to appoint a substitute; and
o authorizes the Proxies to represent and vote, as designated below, all the shares of common stock of BNP Residential Properties, Inc. held of record by the undersigned on April 2, 2004, at such Annual Meeting and at any adjournment(s) thereof.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the nominees for directors and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof, unless otherwise indicated.

1. ELECTION OF DIRECTORS
   (  )FOR all nominees                           (  )WITHHOLD AUTHORITY to vote
       (except as indicated to the contrary below)    for all nominees
     NOMINEES:  Philip S. Payne and Stephen R. Blank
     Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

     --------------------------------------------------------------------------

2. OTHER BUSINESS: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments. ( )AUTHORITY GRANTED ( )WITHHOLD AUTHORITY



Dated _________________, 2004


                    _______________________________________________________
                    Please sign exactly as your name appears hereon. When signing on behalf of a corporation, partnership, estate, trust or in any other representative capacity, please sign your name and title. For joint accounts, each joint owner must sign.


PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

P R O X Y                  BNP RESIDENTIAL PROPERTIES, INC.

         Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be Held on May 20, 2004

The undersigned hereby:
o acknowledges receipt of the Notice of Annual Meeting of Shareholders of BNP Residential Properties, Inc. to be held on May 20, 2004, and the
     Proxy Statement in connection therewith;
o appoints D. Scott Wilkerson and Philip S. Payne (the "Proxies"), or either of them, each with the power to appoint a substitute; and
o authorizes the Proxies to represent and vote, as designated below, all the shares of Series B Preferred stock of BNP Residential Properties, Inc. held of record by the undersigned on April 2, 2004, at such Annual Meeting and at any adjournment(s) thereof.

The Board of Directors recommends a vote FOR the following proposal:

1. ELECTION OF SERIES B DIRECTOR
     (  )FOR Peter J. Weidhorn                  (  )WITHHOLD AUTHORITY to vote

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WLL BE VOTED "FOR" THE PROPOSAL TO BE VOTED UPON.


Dated _________________, 2004


                    ___________________________________________________
                    Please sign exactly as your name appears hereon. When signing on behalf of a corporation, partnership, estate, trust or in any other representative capacity, please sign your name and title. For joint accounts, each joint owner must sign.


PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.